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                                                                    EXHIBIT 10.5




                                 ALLERGAN, INC.

                      SUPPLEMENTAL RETIREMENT INCOME PLAN

Restated
1996
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                                    RESTATED

                                 ALLERGAN, INC.

                      SUPPLEMENTAL RETIREMENT INCOME PLAN


                                   ARTICLE I

                                  INTRODUCTION


               1.1 Purpose. This Allergan, Inc. Supplemental Retirement Income Plan (the "Plan") is hereby established by the board of directors (hereinafter referred to as the "Board of Directors" or the "Board") of Allergan, Inc., a Delaware corporation (the "Sponsor"), to provide certain supplemental retirement benefits to selected management employees of the Sponsor and its Affiliated Companies as more fully provided herein. The benefits provided under this Plan are intended to replace and be generally comparable to the benefits related to the limitation contained in Code Section 415 that are provided under that certain Supplemental Benefit Plan maintained by SmithKline Beckman Corporation, a Pennsylvania corporation ("SKB"), as such Supplemental Benefit Plan (the "SKB Plan") is in effect immediately prior to the Effective Date hereof.

               1.2 Effective Date and Term. This plan is adopted effective as of July 27, 1989 (the "Effective Date"), and shall continue in effect until terminated by the Board of Directors.

               1.3 Participation. Participation in this Plan shall be open to all Eligible Employees of the Sponsor and any Affiliated Company. For purposes of the preceding sentence, "Eligible Employees" means any management employee of the Sponsor or any Affiliated Company whose benefits under the Pension Plan are limited by reason of Code Section 415.

               1.4 Applicability of ERISA. This Plan is intended to be an unfunded "excess benefit plan" within the meaning of Section 4(b)(5) of ERISA.






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                                   ARTICLE II

                                  DEFINITIONS

               2.1 Affiliated Company. "Affiliated Company" means any affiliate of the Sponsor which has adopted the Pension Plan as provided therein.

               2.2 Board; Board of Directors. "Board" and "Board of Directors" each mean the board of directors of the Sponsor.

               2.3 Code. "Code" means the Internal Revenue Code of 1986, as amended.

               2.4 Committee. "Committee" means the committee authorized to administer this Plan as set forth in Section 3.1 hereof.

               2.5  Effective Date.  "Effective Date" means July 27, 1989.

               2.6 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               2.7 Participant. "Participant" means any Eligible Employee of the Sponsor or any Affiliated Company as defined under Section 1.3 hereof.

               2.8 Pension Plan. "Pension Plan" means the Allergan, Inc. Pension Plan as it may be amended from time to time.

               2.9 Plan. "Plan" means this Allergan, Inc. Supplemental Retirement Income Plan adopted as of the Effective Date hereof and as it may be amended from time to time.

               2.10 Sponsor. "Sponsor" means Allergan, Inc., a Delaware corporation.

               2.11 Termination. "Termination" means the termination of a Participant's employment with the Sponsor for any reason whatsoever, whether voluntary or involuntary.

               2.12 Termination Date. "Termination Date" means, with respect to any Participant, the effective date of such Participant's Termination.





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                                  ARTICLE III

                           ADMINISTRATION OF THE PLAN


               3.1 Administration By Committee. This Plan shall be administered by the same committee (the "Committee") which is appointed to administer the Pension Plan. A member of the Committee may be a Participant in this Plan, provided, however, that any action to be taken by the Committee solely with respect to the particular interest in this Plan of a Committee member who is also a Participant in this Plan shall be taken by the remaining members of the Committee.

               3.2 Committee Authority; Rules and Regulations. The Committee shall have discretionary authority to (a) make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan, (b) decide or resolve any and all questions, including interpretations of the Plan, as may arise in connection with the Plan, and (c) take or approve all such other actions relating to the Plan (other than amending or terminating the Plan or making a final determination concerning an application for Plan benefits as set forth in Section 3.6 hereof) as may be taken or approved by the Board; provided, however, that the Board may, by written notice to the Committee, withdraw all or any part of the Committee's authority at any time, in which case such withdrawn authority shall immediately revest in the Board. Subject to Section 3.6 hereof, the decision or action of the Committee in respect of any question arising out of or in connection with the administration, interpretation and application of this Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

               3.3 Appointment of Agents. In the administration of this Plan, the Board and/or the Committee may from time to time employ agents (which may include officers and/or employees of the Sponsor or any Affiliated Company) and delegate to them such administrative duties as it sees fit and may from time to time consult with counsel who may be counsel to the Sponsor or any Affiliated Company.

               3.4 Application For Benefits. The Committee may require any person claiming benefits under the Plan to submit an application therefor, together with such documents and information as the Committee may require. In the case of any person suffering from a disability which prevents such person from making personal application for benefits, the Committee may, in its discretion, permit application to be made by another person acting on his behalf. Notwithstanding the foregoing, if the Committee shall have all information necessary to determine the amount and form of Plan benefits payable to a Participant or Beneficiary who is entitled to benefit payments under this Plan (including, to the extent applicable and without limiting the generality of the foregoing, the name, age, sex and proper mailing address of all parties entitled to benefit payments), then the failure of a Participant or Beneficiary to file an application for benefits shall not cause the





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Committee to defer the commencement of benefit payments beyond the benefit commencement date required under this Plan.

               3.5 Action on Application. Within 60 days following receipt of an application and all necessary documents and information, the Committee shall furnish the claimant with written notice of the decision rendered with respect to such application. Should special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the claimant prior to the expiration of the initial 60 day period. The notice shall indicate the special circumstances requiring an extension of time and the date by which a final decision is expected to be rendered. In no event shall the period of the extension exceed 90 days from the end of the initial 60 day period. In the case of a denial of the claimant's application, the written notice thereof shall set forth specific reasons for the denial, with references to the Plan provisions upon which the denial is based, a description of any additional information or material necessary to perfect the application (together with an explanation why such material or information is necessary), and an explanation of the Plan's claim review procedure.

               3.6  Appeal of Committee Decision.

       (a) A claimant who does not agree with the decision rendered by the Committee with respect to his application may appeal such decision to the Board. The appeal must be in writing and must be filed with the Board within 65 days after the date of notice of the Committee's decision with respect to the application, or, if the application has neither been approved nor denied within the applicable period provided in Section 3.5 hereof, then the appeal must be filed within 65 days after the expiration of such applicable period.

       (b) The claimant may request that his application be given full and fair review by the Board. The claimant may review all pertinent documents and submit issues and comments to the Board in writing in connection with the appeal. The decision of the Board shall be made promptly, and not later than 60 days after the Board's receipt of a request for review and all supporting documentation and information to be submitted by the claimant, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review and such supporting documentation and information. The Board's decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, with specific reference to the pertinent Plan provisions upon which the decision is based.





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                                   ARTICLE IV

                                    BENEFITS


               4.1 Determination of Benefits. Except as provided in Article V hereof, the supplemental retirement benefit payable to any Participant under this Plan shall be determined as of such Participant's Termination Date and shall be an amount equal to the excess (if any) of (a) the retirement benefit to which such Participant would be entitled under the Pension Plan if his retirement benefit under the Pension Plan were determined without regard to the limits imposed by Code Section 415, over (b) the retirement benefit to which such Participant is actually entitled under the Pension Plan. Notwithstanding the foregoing, in no event shall the supplemental retirement benefit payable to a Participant under this Plan be less than the benefit which, when added to such Participant's benefit (if any) under the Allergan, Inc. Supplemental Executive Benefit Plan, results in an aggregate benefit equal to such Participant's accrued benefit (if any) under the SKB Plan as of July 26, 1989.

               4.2      Form and Payment of Benefits.  Except as provided in
Article V hereof, a Participant's benefit under this Plan as determined pursuant to Section 4.1 hereof shall be paid to such Participant in the same form and at the same time, and shall be calculated under the same actuarial assumptions, as the Participant's benefits under the Pension Plan. For example, if a Participant were entitled to monthly benefit payments under the Pension Plan, the Participant's benefit under this Plan would also be paid on a monthly basis at the same time as the monthly benefit payments under the Pension Plan, and the amount of each monthly benefit payment under this Plan would be the amount (if any) by which the monthly benefit payment determined under clause (a) of Section 4.1 hereof exceeds the monthly benefit payment determined under clause (b) of Section 4.1 hereof, subject to the provisions of the last sentence of Section 4.1 hereof.





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                                   ARTICLE V

                               CHANGE IN CONTROL


               5.1 Effect of a Change in Control. Notwithstanding the provisions of Article IV hereof, in the event that a Change In Control (as defined in Section 5.4 hereof) occurs on or after the Effective Date hereof, each Participant shall receive a "Lump Sum Benefit" in lieu of any benefits under the Plan to which such Participant is or would otherwise become entitled and which have not already been paid as of the date such Change In Control occurs (the "Change In Control Date"), with such Lump Sum Benefit to be paid as provided in Section 5.2 hereof in the amount calculated as provided in Section
5.3 hereof.

               5.2 Payment of Lump Sum Benefit. The Lump Sum Benefit payable to any Participant under Section 5.1 hereof shall be paid to such Participant within 30 days following such Participant's Determination Date. As used herein, a Participant's "Determination Date" shall be the later of the Change In Control Date or such Participant's Termination Date.

               5.3 Amount of Lump Sum Benefit. The amount of the Lump Sum Benefit payable to any Participant pursuant to Section 5.1 hereof shall be the amount equal to the lump sum actuarial equivalent, determined as of such Participant's Determination Date, of the unpaid Plan benefits to which such Participant is entitled under Article IV hereof, provided, however, that in determining the lump sum actuarial equivalent of such Participant's unpaid Plan benefits, the following special rules shall apply:

       (a)     The interest/discount rate assumed shall be 3.6 percent (3.6%);

       (b) The mortality table used shall be the same as the mortality table used for purposes of determining the Sponsor's minimum funding obligation under ERISA with respect to the Pension Plan for the plan year preceding the plan year in which the Participant's Determination Date falls; and

       (c) For purposes of determining what benefits the Participant is entitled to receive under Article IV hereof, it shall be assumed that the Participant would commence receiving benefit payments under the Pension Plan and under Article IV of this Plan as of the earlier of (i) the date such Participant actually commenced receiving Pension Plan benefits, or (ii) the date which is the later of (A) such Participant's Termination Date or (B) the earliest date such Participant would be eligible to commence receiving Pension Plan benefits.





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               5.4.     Change in Control.  As used in this Plan, "Change in
Control" shall mean the following and shall be deemed to occur if any of the following events occur:

       (a) Any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Sponsor representing 50% or more of the combined voting power of the Sponsor's then outstanding voting securities;

       (b) Individuals who, as of the Effective Date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the Effective Date hereof whose election, or nomination for election by the Sponsor's stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Sponsor, as such terms are used Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall, for the purposes of this Plan, be considered as though such person were a member of the Incumbent Board of the Sponsor;

       (c) The stockholders of the Sponsor approve a merger or consolidation with any other corporation, other than

               (i) a merger or consolidation which would result in the voting securities of the Sponsor outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) more than 50% of the combined voting power of the voting securities of the Sponsor or such other entity outstanding immediately after such merger or consolidation, and

               (ii) a merger or consolidation effected to implement a recapitalization of the Sponsor (or similar transaction) in which no person acquires 50% or more of the combined voting power of the Sponsor's then outstanding voting securities; or

       (d) The stockholders of the Sponsor approve a plan of complete liquidation of the Sponsor or an agreement for the sale or other disposition by the Sponsor of all or substantially all of the Sponsor's assets.

Notwithstanding the preceding provisions of this Section 5.4, a Change in Control shall not be deemed to have occurred (1) if the "person" described in the preceding provisions of this Section 5.4 is an underwriter or underwriting syndicate that has acquired the ownership of 50% or more of the combined voting power of



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the Sponsor's then outstanding voting securities solely in connection with a public offering of the Sponsor's securities, or (2) if the "person" described in the preceding provisions of this Section 5.4 is an employee stock ownership plan or other employee benefit plan maintained by the Sponsor (or any of its affiliated companies) that is qualified under the provisions of ERISA.





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                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS


               6.1 Designation of Beneficiary. A Participant shall be entitled to designate one or more individuals or entities, in any combination, as his "Beneficiary" or "Beneficiaries" to receive any Plan payments to which such Participant is entitled as of, or by reason of, his death. Any such designation may be made or changed at any time prior to the Participant's death by written notice filed with the Committee, with such written notice to be in such form and contain such information as the Committee may from time to time determine. In the event that either (a) a Beneficiary designation is not on file at the date of a Participant's death, (b) no Beneficiary survives the Participant, or (c) no Beneficiary is living at the time any payment becomes payable under this Plan, then, for purposes of making any further payment of any unpaid benefits under this Plan, such Participant's Beneficiary or Beneficiaries shall be deemed to be the person or persons entitled to receive the Participant's survivor and death benefits under the Pension Plan.

               6.2 Payments During Incapacity. In the event a Participant (or Beneficiary) is under mental or physical incapacity at the time of any payment to be made to such Participant (or Beneficiary) pursuant to this Plan, any such payment may be made to the conservator or other legally appointed personal representative having authority over and responsibility for the person or estate of such Participant (or Beneficiary), as the case may be, and for purposes of such payment references in this Plan to the Participant (or Beneficiary) shall mean and refer to such conservator or other personal representative, whichever is applicable. In the absence of any lawfully appointed conservator or other personal representative of the person or estate of the Participant (or Beneficiary), any such payment may be made to any person or institution that has apparent responsibility for the person and/or estate of the Participant (or Beneficiary) as determined by the Committee. Any payment made in accordance with the provisions of this Section 6.2 to a person or institution other than the Participant (or Beneficiary) shall be deemed for all purposes of this Plan as the equivalent of a payment to such Participant (or Beneficiary), and neither the Sponsor nor any Affiliated Company shall have any further obligation or responsibility with respect to such payment.

               6.3 Prohibition Against Assignment. Except as otherwise expressly provided in Section 6.1 and Section 6.2 hereof, the rights, interests and benefits of a Participant under this Plan (a) may not be sold, assigned, transferred, pledged, hypothecated, gifted, bequeathed or otherwise disposed of to any other party by such Participant or any Beneficiary, executor, administrator, heir, distributee or other person claiming under such Participant, and (b) shall not be subject to execution, attachment or similar process. Any attempted sale, assignment, transfer, pledge, hypothecation, gift, bequest or other disposition of such rights,





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interests or benefits contrary to the foregoing provisions of this Section 6.3 shall be null and void and without effect.

               6.4 Binding Effect. The Provisions of this Plan shall be binding upon the Sponsor, each Affiliated Companies, the Participants and any successor-in-interest to the Sponsor, any Affiliated Company or any Participant.

               6.5 No Transfer of Interest. Benefits under this Plan shall be payable solely from the general assets of the Sponsor and no person shall be entitled to look to any source for payment of such benefits other than the general assets of the Sponsor. The Sponsor shall have and possess all title to, and beneficial interest in, any and all funds or reserves maintained or held by the Sponsor on account of any obligation to pay benefits as required under this Plan, whether or not earmarked by the Sponsor as a fund or reserve for such purpose; any such funds, other property or reserves shall be subject to the claims of the creditors of the Sponsor, and the provisions of this Plan are not intended to create, and shall not be interpreted as vesting, in any Participant, Beneficiary or other person, any right to or beneficial interest in any such funds, other property or reserves. Nothing in this Section 6.5 shall be construed or interpreted as prohibiting or restricting the establishment of a grantor trust within the meaning of Code Section 671 which is unfunded for purposes of Section 4(b)(5) of ERISA, from which benefits under this Plan may be payable.

               6.6 Amendment or Termination of the Plan. The Board of Directors may amend this Plan from time to time in any respect that it deems appropriate or desirable, and the Board may terminate this Plan at any time; provided, however, that any such Plan amendment or Plan termination shall not, without a Participant's written consent, be given effect with respect to such Participant to the extent such Plan amendment or Plan termination operates to reduce or eliminate, in any material respect, such Participant's accrued Plan benefit. For purposes of the preceding sentence, the determination as to whether any Plan amendment or Plan termination operates to reduce or eliminate, in any material respect, a Participant's accrued Plan benefit shall be made at the time of, and not until, such Participant's Termination. Accordingly, an amendment or termination of the Plan shall be treated as reducing or eliminating a Participant's accrued Plan benefit only if, and to the extent that, (a) the benefit (expressed as a single life annuity payable monthly) to which such Participant is actually entitled under the Pension Plan upon his Termination, is less than (b) such Participant's "accrued benefit" under the Pension Plan as of the effective date of such Plan amendment or Plan termination (expressed as a single life annuity payable monthly), with such "accrued benefit" to be determined (i) as if such Participant incurred a Termination on the effective date of such Plan amendment or Plan termination, and (ii) without regard to the limits imposed by Code Section 415.

               6.7 No Right to Employment. This Plan is voluntary on the part of the Sponsor and each Affiliated Company, and the Plan shall not be deemed to constitute an employment contract between the Sponsor or any Affiliated Company and any Participant, nor shall the adoption or existence of the Plan or any





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provision contained in the Plan be deemed to be a required condition of the employment of any Participant. Nothing contained in this Plan shall be deemed to give any Participant the right to continued employment with the Sponsor or any Affiliated Company, and the Sponsor and each Affiliated Company may terminate any Participant who is in its employ at any time, in which case the Participant's rights arising under this Plan shall be only those expressly provided under the terms of this Plan.

               6.8 Notices. All notices, requests, or other communications (hereinafter collectively referred to as "Notices") required or permitted to be given hereunder or which are given with respect to this Plan shall be in writing and may be personally delivered, or may be deposited in the United States mail, postage prepaid and addressed as follows:

  To the Sponsor             Allergan, Inc.
  or the Committee at:       Attention:  Supplemental Retirement Income
                               Plan Committee
                               2525 Dupont Drive
                               Irvine, CA 92715-1599

  To Participant at:         The Participant's residential mailing address as
                               reflected in the Company's  employment
                               records

A Notice which is delivered personally shall be deemed given as of the date of personal delivery, and a Notice mailed as provided herein shall be deemed given on the second business day following the date so mailed. Any Participant may change his address for purposes of Notices hereunder pursuant to a Notice to the Committee, given as provided herein, advising the Committee of such change. The Sponsor, the Committee and/or any Affiliated Company may at any time change its address for purposes of Notices hereunder pursuant to a Notice to all affected Participants, given as provided herein, advising the affected Participants of such change.

               6.9 Governing Law. This Plan shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of California applicable to agreements made and to be performed wholly within the State of California.

               6.10 Titles and Headings; Gender of Terms. Article and Section headings herein are for reference purposes only and shall not be deemed to be part of the substance of this Plan or in any way to enlarge or limit the meaning or interpretation of any provision in this Plan. Use in this Plan of the masculine, feminine or neuter gender shall be deemed to include each of the omitted genders if the context so requires.





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               6.11  Severability.  In the event that any provision of this
Plan is found to be invalid or otherwise unenforceable by a court or other tribunal of competent jurisdiction, such invalidity or unenforceability shall not be construed as rendering any other provision contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision was not contained herein.

               6.12 Tax Effect of Plan. Neither the Sponsor nor any Affiliated Company warrants any tax benefit nor any financial benefit under the Plan. Without limiting the foregoing, the Sponsor, all Affiliated Companies and their directors, officers, employees and agents shall be held harmless by the Participant from, and shall not be subject to any liability on account of, any Federal or State tax consequences or any consequences under ERISA of any determination as to the amount of Plan benefits to be paid, the method by which Plan benefits are paid, the persons to whom Plan benefits are paid, or the commencement or termination of the payment of Plan benefits.



               IN WITNESS WHEREOF, the Sponsor hereby executes this instrument, evidencing the terms of the Allergan, Inc. Supplemental Retirement Income Plan as restated this 23rd day of April, 1996.




                                 ALLERGAN, INC.,
                                 a Delaware corporation


                                 By:  /s/ Francis R. Tunney, Jr.
                                      -----------------------------

                                 Its: Secretary
                                      -----------------------------






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